Exhibit 10.8

SENECA FEDERAL SAVINGS and LOAN ASSOCIATION

Baldwinsville, New York

EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS AGREEMENT, made and entered into this 18 day of May, 2016 by and among Seneca Savings (hereinafter referred to as the “Bank”), a Bank organized and existing under the laws of New York, and Vincent J. Fazio (hereinafter referred to as the “Executive”).

WHEREAS, the Executive has performed his/her duties in an efficient and capable manner; and

WHEREAS, the Bank is desirous of retaining the services of the Executive; and

WHEREAS, the Bank is desirous of assisting the Executive in paying for life insurance on his/her own life; and

WHEREAS, the Bank has determined that this assistance can best be provided under a “split-dollar” arrangement; and

WHEREAS, the Bank and the Executive have applied for insurance policy(ies) on the Executive’s life; and

WHEREAS, the Bank and the Executive agree to make said insurance policy subject to this split-dollar agreement; and

WHEREAS, it is now understood and agreed that this split-dollar agreement is to be effective as of the issue date of the New York Life Insurance policy;

NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.         Definitions

a)	“Split Dollar Insurance Benefit” means the life insurance benefit payable to the Executive’s beneficiary in an amount as shown on Schedule A.

2.         Payment of Premiums

a)	The Bank will pay the premium. The economic benefit that is taxable to the Executive will be computed in accordance with IRS Revenue Rulings in effect on the effective date of this agreement, or any subsequent rulings. Any economic benefit which is payable to the Executive under any Article of this agreement may at the election of the Executive be deducted from the cash compensation otherwise payable to the Executive.

3.         Rights in the Policy

a)	The Bank is the owner of any insurance policy, with the insured having only the right to name a beneficiary for any split dollar insurance benefit.

b)	Upon the death of the Executive while this agreement is in force, the Executive’s named beneficiary will be entitled to receive from the Policy proceeds an amount equal to the Split Dollar Death Benefit. The remainder of the Policy Proceeds will be paid to Bank. Within 60 days after the death of the Executive, the Bank will provide to the Insurance Company a written statement indicating the amount of the Policy proceeds which it is entitled to receive.

4.         Death Proceeds

a)	Upon the death of the Executive, the Executive’s designated beneficiary shall receive the Split Dollar Insurance Benefit per Schedule A.

b)	If the Executive is terminated for cause, then the Executive and his/her beneficiary will not be entitled to any payments hereunder. Termination for cause shall mean the Employee’s deliberate dishonesty with respect to the Bank or any subsidiary or affiliate thereof; failure to adhere to all Bank policies and procedures; conviction of a crime involving moral turpitude; or gross and willful failure to perform [other than on account of a medically determinable disability which renders the Employee incapable of performing such services] a substantial portion of the Employee’s duties and responsibilities as an officer of the Bank.

5.         Miscellaneous Provisions

a)	Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

b)	This instrument contains the entire Agreement of the parties. It may be amended only by a writing signed by both of the parties hereto.

c)	This Agreement shall be governed and construed in accordance with the law of the State of Georgia.

6.         Liability of Insurers

The insurers are not parties to this Agreement. With respect to any policies of insurance issued pursuant to this Agreement, the insurers shall have no liability except as set forth in the policies. Such insurers shall not be bound to inquire into or take notice of any of the covenants herein contained as to policies of life insurance, or as to the application of the proceeds of such policies.

The insurers shall be discharged from all liability in making payments of the proceeds and in permitting rights and privileges under the policies to be exercised to the provisions of the policies.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the Bank by its duly authorized officer, on the day and year first above written.

/s/ Vincent J. Fazio	(L.S.)	5/18/16

Vincent J. Fazio		Dated

/s/ Joseph G. Vitale	(L.S.)	5/18/16

Bank Officer		Dated